Exhibit 10.19

TRANSENTERIX, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) dated as of October 2, 2013 (the “Date of Grant”), is made by TransEnterix, Inc., a Delaware corporation, formerly known as SafeStitch Medical, Inc. (the “Company”), to Joseph P. Slattery (the “Executive”).

RECITALS

On September 22, 2013, the Board of Directors of the Company appointed the Executive as Executive Vice President and Chief Financial Officer of the Company effective as of the Date of Grant and approved the award of restricted stock units evidenced by this Agreement.

The Board of Directors has determined that it is in the best interests of the Company and its stockholders to grant the restricted stock unit award provided for herein to the Executive pursuant to the terms set forth in this Agreement as an incentive for the Executive to joining the Company and to contribute to the Company’s future success and prosperity.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Award of the Restricted Stock Units.

(a)                The Company hereby grants to the Executive 1,000,000 restricted stock units (“Restricted Stock Units”), representing the right to receive an equal number of shares of common stock of the Company (the “Shares”), upon the lapse of forfeiture restrictions (“vesting”) of some or all of such Restricted Stock Units, subject to the terms and conditions set forth in this Agreement.

(b)               The Amended and Restated 2007 Incentive Compensation Plan of the Company (the “Plan”) provides for the issuance of equity awards to “Eligible Employees” of the Company. On the Date of Grant, the maximum size of any restricted stock unit award under the Plan to any one Eligible Employee in a fiscal year was 500,000 shares; such individual limitation was increased to 1,000,000 shares on October 29, 2013. The Restricted Stock Units are awarded to the Executive outside of the Plan, and have been awarded to the Executive pursuant to the authority vested in the Board of Directors of the Company. The Board of Directors has reserved, and, as long as this award of Restricted Stock Units remains outstanding the Board of Directors will reserve, 1,000,000 shares of authorized and unissued common stock of the Company for issuance upon vesting of the Restricted Stock Units under this Agreement. Notwithstanding the fact that the Restricted Stock Units have been awarded outside of the Plan, the Board of Directors has designated that, unless specifically varied in this Agreement, the terms of these Restricted Stock Units shall be interpreted under, and entitled to the benefits of, the provisions of the Plan related to a “Deferred Stock Award” (as defined in the Plan) of units to acquire the Shares. A copy of the Plan is attached to this Agreement and made a part hereof. Capitalized terms not defined in this Agreement shall have the meanings set forth in the Plan.

(c)                Upon vesting of the Restricted Stock Units, the Restricted Stock Units will be settled by a delivery of Shares. No dividend equivalents are authorized as part of the award of these Restricted Stock Units.

(d)               Prior to vesting of the Restricted Stock Units pursuant to Sections 2 or 3 of this Agreement: (i) the Executive shall not be treated as a stockholder as to Shares issuable to the Executive with respect to such Restricted Stock Units, and shall only have a contractual right to receive such Shares following such vesting, unsecured by any assets of the Company or its Subsidiaries; (ii) the Executive shall not be permitted to vote the Restricted Stock Units or the Shares issuable with respect to such Restricted Stock Units; and (iii) the Executive’s right to receive such Shares following vesting of the Restricted Stock Units shall be subject to the adjustment provisions set forth in Section 10(c) of the Plan. The Restricted Stock Units shall be subject to all of the restrictions hereinafter set forth.

2.	Vesting.

(a)                Except as otherwise provided in this Section 2 and in Section 3 hereof, and contingent upon the Executive’s continued employment until the following applicable date, the Restricted Stock Units shall vest in accordance with the following schedule: (i) one-third of the Restricted Stock Units (333,333) shall vest on October 2, 2014; (ii) one-third of the Restricted Stock Units (333,333) shall vest on October 2, 2015; and (iii) the final one-third of the Restricted Stock Units (333,334) shall vest on October 2, 2016.

(b)               Notwithstanding any other provision of the Plan or this Agreement to the contrary, until the restrictions set forth in this Section 2 have lapsed, the Restricted Stock Units may not be transferred, assigned or otherwise encumbered other than in accordance with the applicable provisions of Section 6 hereof.

(c)                Except as set forth in Section 3, in the event of the Executive’s termination of employment, either voluntarily or by the Company, or pursuant to the death or disability of the Executive, the Restricted Stock Units shall be forfeited unless the Committee, in its discretion, makes a different determination.

3.             Change in Control. In the event that the Executive’s employment with the Company or any Subsidiary is terminated involuntarily at the time of, or within twelve (12) months following, the consummation of a Change in Control (as defined in the Plan), all then unvested Restricted Stock Units shall accelerate and vest in full as of the date of termination.

4.             Issuance of Certificates. Following the applicable vesting date with respect to the Restricted Stock Units, and subject to the terms and conditions of the Plan, the Company will issue a stock certificate for the Shares issuable with respect to such vested Restricted Stock Units. Such issuance shall take place as soon as practicable following the applicable vesting date (but in no event later than two and one-half months following the end of the calendar year in which the vesting date occurs). The certificates representing the Shares issued in respect of the Restricted Stock Units shall be subject to such stop transfer orders and other restrictions as the Committee may determine is required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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5.             No Right to Continued Employment. Neither the Plan nor this Agreement shall confer on the Executive any right to be retained, in any position, as an employee, consultant or director of the Company.

6.	Transferability.

(a)                     The Restricted Stock Units are not transferable and may not be sold, assigned, transferred, disposed of, pledged or otherwise encumbered by the Executive, other than by will or the laws of descent and distribution. Upon such transfer (by will or the laws of descent and distribution), such transferee in interest shall take the rights granted herein subject to all the terms and conditions hereof.

(b)                     Subject to Section 6(a) hereof, in order to comply with any applicable securities laws, the Executive agrees that the Shares issued to the Executive with respect to vested Restricted Stock Units shall only be sold by the Executive following registration of such Shares under the Securities Act of 1933, as amended, or pursuant to an exemption therefrom.

7.             Withholding. The Executive shall pay to the Company promptly upon request, and in any event at the time the Executive recognizes taxable income in respect of the Restricted Stock Units, an amount equal to the federal, state or local taxes the Company determines it is required to withhold with respect to the Restricted Stock Units.

8.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions thereof.

9.             Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto, except as otherwise provided in Section 12 of this Agreement regarding permitted unilateral action by the Committee or in Section 10(e) of the Plan related to amendments or alterations that do not adversely affect the rights of the Executive under this Award.

10.          Administration. This Agreement shall at all times be interpreted in accordance with the terms and conditions of the Plan as if set forth herein. The Committee shall have sole and complete discretion under this Agreement with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and this Agreement shall be final and binding upon the Executive and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of this Agreement shall control. The Committee has the authority and discretion to determine any questions which arise in connection with the award of the Restricted Share Units hereunder.

11.          Compliance with Code Section 409A. It is the intention of the Company and Executive that this Agreement not result in an unfavorable tax consequences to Executive under Code Section 409A. Accordingly, Executive consents to any amendment of this Agreement as the Company may reasonably make in furtherance of such intention, and the Company shall make available to the Executive a copy of such amendment. Any such amendments shall be made in a manner that preserves to the maximum extent possible the intended benefits to Executive. This paragraph does not create an obligation on the part of Company to modify this Agreement and does not guarantee that the amounts or benefits owed under the Agreement will not be subject to interest and penalties under Code Section 409A.

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12.              Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Award, and to require the Executive to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Executive agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement.

13.              Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Executive, to the Executive’s address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method approved by the Company) by either party.

14.              Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of the Agreement shall be severable and enforceable to the extent permitted by law.

[Signatures on the following page.]

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IN WITNESS WHEREOF, the Company and the Executive hereby execute this Agreement.

TRANSENTERIX, INC.

By:	/s/ Todd M. Pope
Name: Todd M. Pope
Title: President and CEO
Date: February 10, 2014

Accepted:

By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Date: February 10, 2014

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